Exhibit 99.1

Investor Contact:	Media Contact:
Jeff Misakian, Valeant Pharmaceuticals	Angie McCabe, Valeant Pharmaceuticals
714-545-0100 ext. 3309	714-545-0100 ext. 3381
VALEANT PHARMACEUTICALS REPORTS
2006 SECOND QUARTER RESULTS
— Product Sales Increase 15 Percent; Restructuring Initiative Taking Hold —
     COSTA MESA, Calif., August 3, 2006 — Valeant Pharmaceuticals International (NYSE: VRX) today announced results for the 2006 second quarter.
Second Quarter 2006 vs. Second Quarter 2005 Highlights:
•	Revenues increased 12 percent to $230.2 million compared to $205.0 million.

•	Product sales increased 15 percent to $208.5 million compared to $180.8 million.

•	Ribavirin royalties decreased 11 percent to $21.6 million compared to $24.2 million.

•	Net loss from continuing operations was $44.9 million, or $0.49 per diluted share, including the impact of stock-based compensation expense of $5.0 million, compared to net income of $1.4 million, or $0.02 per diluted share.

•	Adjusted for non-GAAP items, income from continuing operations was $14.2 million, or $0.15 per diluted share, compared to $7.6 million, or $0.08 per diluted share.
     A reconciliation of GAAP to non-GAAP results is provided in Tables 2-4.
     Timothy C. Tyson, president and chief executive officer, said, “We’re very pleased with the results for the second quarter of 2006, which reflect an improvement in product sales and a continued control of expenses. Sales were higher due to acquired products and an overall growth in promoted brands. All of our regions did an excellent job in holding the line on expenses in the quarter. Our restructuring initiative has begun to take hold and will further improve costs, driving significant benefits to the bottom line. The expected growth in product sales and the benefits from our restructuring plan continue to give us confidence in our ability to achieve our metric targets for the year and our previously communicated earnings targets.”
Revenues:
     Product sales increases in the 2006 second quarter compared to the same period last year were led by the addition of Infergen® to the product portfolio this year and strong growth in sales of Efudex®, Kinerase®, Mestinon®, Bedoyecta™ and Cesamet™, partially offset by a decline in sales of Diastat® and Migranal®.

     Infergen was acquired at the end of last year and had sales of $11.3 million in the 2006 second quarter. Excluding Infergen, product sales increased nine percent in the 2006 second quarter, compared to the same period last year.
     Sales of promoted products increased 23 percent in the 2006 second quarter, compared to the same period last year. Excluding sales of Infergen, promoted products increased 11 percent in the quarter.
Regional Sales Performance:
     Valeant realigned its regional operations in the second quarter in connection with the company’s restructuring program. The company currently operates in three regions — North America, International (Latin America, Asia and Australia) and Europe, Middle East and Africa (EMEA). Prior periods have been presented in accordance with the current reporting structure.
     North American sales increased 19 percent in the 2006 second quarter compared to the same period last year, primarily due to the addition of Infergen. Excluding Infergen sales, North American sales were generally flat compared to the same period last year. The region reported increased sales in the quarter of Efudex, Kinerase and Cesamet, which were offset by declines in sales of Diastat and Migranal in the period, along with decreased sales of non-promoted products.
     North America launched the company’s Parkinson’s disease product, Zelapar®, in the United States on July 18, 2006. The company expects to launch Cesamet in the United States in the 2006 third quarter.
     Sales in the International region increased 18 percent in the 2006 second quarter, primarily due to increased sales of Bedoyecta in Latin America. EMEA sales increased nine percent in the 2006 second quarter, primarily due to increased sales of Kinerase, Mestinon and Bisocard™.
Financial Metrics:
     The company’s gross margin on product sales in the 2006 second quarter was 68 percent. Adjusted for non-GAAP items, the gross margin was 69 percent, compared to 71 percent in the same period last year. The decline was primarily due to an increase in cost of goods sold that resulted from manufacturing variances in the quarter, principally for the write-off of inventory. The company continues to expect to achieve its gross margin target of 69-71 percent in 2006.
     Selling expense was 32 percent of product sales in the 2006 second quarter. Adjusted for non-GAAP items, selling expense was 31 percent, compared to 34 percent in the same period last year. The decline was due to reduced sales and marketing costs, partially offset by expenses associated with pre-launch activities in the quarter for Zelapar and Cesamet.
     General and administrative expenses were 15 percent of product sales in the 2006 second quarter. Adjusted for non-GAAP items, general and administrative expenses were 14 percent, the same ratio reported in the same period last year. Adjusted general and administrative expenses in the current period include a $2.4 million charge to reflect the previously announced judgment against the company in its lawsuit with Caleel + Hayden.

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     Research and development expenses were 13 percent of sales in the 2006 second quarter, compared to 15 percent in the same period last year.
     A reconciliation of GAAP to non-GAAP results is provided in Tables 2-4.
Restructuring Update:
     The company continued to make progress in the implementation of its restructuring initiative announced earlier this year. The company expects to record restructuring charges in connection with this initiative of between $90-115 million, of which $53.1 million and $79.5 million were recorded in the three and six months ended June 30, 2006, respectively. The company continues to expect that between $20-30 million of the restructuring costs in 2006 will be in cash.
     The company expects to save approximately $20-30 million in expenses in 2006 as a result of the restructuring initiative, nearly all of which will be in the second half of the year. In 2007 and 2008, cost savings are expected to be approximately $50-70 million in each year.
Litigation Update:
     The company also announced that it settled its lawsuit in the Delaware Court of Chancery against Milan Panic, the company’s former chairman and chief executive officer, for $20 million. The settlement requires an initial cash payment to the company of $8 million in the 2006 third quarter with the remainder due within one year. The settlement resolves all outstanding claims between Mr. Panic and the company. The settlement will result in a gain of approximately $18 million, which will be recorded in the 2006 third quarter.
Conference Call and Webcast Information:
     Valeant will host a conference call today at 10:00 a.m. EDT (7:00 a.m. PDT) to discuss its 2006 second quarter results. The dial-in number to participate on this call is (877) 295-5743, confirmation code 2984855. International callers should dial (706) 679-0845, confirmation code 2984855. A replay will be available approximately two hours following the conclusion of the conference call through August 10, 2006 and can be accessed by dialing (800) 642-1687, confirmation code 2984855. The company will also webcast the conference call live over the Internet. The webcast may be accessed through the investor relations section of Valeant’s corporate Web site at www.valeant.com.
About Valeant:
     Valeant Pharmaceuticals International (NYSE: VRX) is a global, science-based specialty pharmaceutical company that develops, manufactures and markets pharmaceutical products primarily in the areas of neurology, infectious disease and dermatology. More information about Valeant can be found at www.valeant.com.
     Efudex, Diastat, Migranal, Kinerase, Infergen, Bedoyecta, Mestinon, Cesamet, Bisocard and Zelapar are trademarks or registered trademarks of Valeant Pharmaceuticals International or its related companies. All other trademarks are the trademarks or the registered trademarks of their respective owners.

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FORWARD-LOOKING STATEMENTS:
     This press release contains forward-looking statements, including, but not limited to, statements regarding the company’s restructuring initiative and its anticipated effect on the company’s expenses, the charges associated with the restructuring initiative, the company’s expected sales, margins, expenses, and earnings, that are based on management’s current expectations and involve risks and uncertainties, including, but not limited to, risks and uncertainties relating to projections of future sales, product development and regulatory approval, the execution and success of the company’s restructuring and strategic plans and other risks detailed from time to time in Valeant’s SEC filings. Valeant wishes to caution the reader that these factors are among the factors that could cause actual results to differ materially from the expectations described in the forward-looking statements. Valeant also cautions the reader that undue reliance should not be placed on any of the forward-looking statements, which speak only as of the date of this release. The company undertakes no responsibility to update any of these forward-looking statements to reflect events or circumstances after the date of this release or to reflect actual outcomes.
NON-GAAP INFORMATION:
     To supplement the consolidated financial results prepared in accordance with generally accepted accounting principles (GAAP), the company uses non-GAAP financial measures that exclude certain items, such as in-process research and development expenses, special charges and credits, stock compensation expense, and results of discontinued businesses. Management does not consider the excluded items part of day-to-day business or reflective of the core operational activities of the company as they result from transactions outside the ordinary course of business. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty in forecasting such items. By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.
Financial Tables Follow
###

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Valeant Pharmaceuticals International	Table 1
Consolidated Condensed Statement of Income
For the Three and Six Months Ended June 30, 2006 and 2005

	Three Months Ended			Six Months Ended
	June 30,			June 30,
(In thousands, except per share data)	2006	2005	% Change	2006	2005	% Change

Product sales	$208,517	$180,828	15%	$389,274	$342,631	14%
Ribavirin royalties	21,635	24,206	-11%	39,726	43,541	-9%

Total revenues	230,152	205,034	12%	429,000	386,172	11%

Cost of goods sold (a)	65,744	52,940	24%	124,324	101,661	22%
Selling expenses (a)	66,268	61,454	8%	130,538	114,269	14%
General and administrative expenses (a)	31,553	25,985	21%	60,093	50,562	19%
Research and development costs (a)	26,842	27,559	-3%	56,377	53,283	6%
Acquired in-process research and development (b)	—	—		—	126,399	—
Gain on litigation settlement (c)	—	—		(34,000)	—
Restructuring charges (d)	53,082	(1,324)		79,548	371	—
Amortization expense	17,514	17,211	2%	35,037	31,179	12%

	261,003	183,825	42%	451,917	477,724	-5%

Income (loss) from operations	(30,851)	21,209		(22,917)	(91,552)
Interest expense, net	(8,146)	(6,944)		(15,926)	(13,610)
Other income (expense), net including translation and exchange	757	(2,631)		1,694	(4,422)

Income (loss) from continuing operations before provision for income taxes and minority interest	(38,240)	11,634		(37,149)	(109,584)
Provision for income taxes	6,633	10,059		13,875	26,426
Minority interest	—	134		1	305

Income (loss) from continuing operations	(44,873)	1,441		(51,025)	(136,315)
Loss from discontinued operations, net	(197)	(1,988)		(409)	(3,491)

Net loss	$(45,070)	$(547)		$(51,434)	$(139,806)

Basic and diluted earnings per common share
Income (loss) from continuing operations	$(0.49)	$0.02		$(0.55)	$(1.50)
Discontinued operations, net	—	(0.03)		—	(0.04)

Net loss	$(0.49)	$(0.01)		$(0.55)	$(1.54)

Shares used in per share computation	92,818	92,568		92,794	90,712

(a) In 2006 Valeant adopted a new accounting standard FAS 123(R) which requires that the estimated value of employee stock options and stock purchase plans be recorded as an expense. Stock compensation expense in the three months ended June 30, 2006 totaled $5.0 million, consisting of $0.4 million in cost of sales, $0.9 million in selling expenses, $0.7 million in research and development and $3.0 million in general and administrative expenses. In the six months ended June 30, 2006 stock compensation expense totaled $10.7 million, consisting of $0.8 million in cost of sales, $1.7 million in selling expenses, $1.5 million in research and development and $6.7 million in general and administrative expenses.
In 2005, Valeant recorded $0.6 million and $1.1 million of stock compensation expense in the three and six month periods ended June 30, 2005, respectively. The 2005 amounts did not include provisions for the value of employee stock options granted at the market price or the Valeant employee stock purchase plan which permits employees to purchase stock at a discount to market price. Had the new accounting standard been adopted in 2005, stock compensation expense would have been increased by 5.1 million and $10.1 million in the three and six month periods ended June, 30 2005.
(b) In-process research and development (IPR&D) charges related to the acquisition of Xcel.
(c) Gain results from settlement of a long-standing dispute with Republic of Serbia over joint venture. In March 2006 Valeant collected $28 million of this amount; an additional $6 million will be paid in 2007.
(d) Charges relate to our restructuring program which includes the write-down of manufacturing plants which will be sold, the write off of certain information system costs and a portion of the employee severance costs associated with our restructuring plan. The $79.5 million for the six months ended June 30,2006 includes approximately $12 million for employee severance benefits associated with the restructuring program.

Valeant Pharmaceuticals International	Table 2
Consolidated Condensed Statements of Operations and Reconciliation of Non-GAAP Adjustments

	Three Months Ended
	June 30, 2006
		Non-GAAP
	GAAP	Adjustments		Adjusted
(In thousands, except per share data)
Product sales	$208,517	$—		$208,517
Ribavirin royalties	21,635	—		21,635

Total revenues	230,152	—		230,152

Cost of goods sold	65,744	(352	)(a)	65,392
Selling expenses	66,268	(858	)(a)	65,410
General and administrative expenses	31,553	(3,050	)(a)	28,503
Research and development costs	26,842	(758	)(a)	26,084
Acquired in-process research and development	—	—		—
Gain on litigation settlement	—	—		—
Restructuring charges	53,082	(53,082	)(b)	—
Amortization expense	17,514	—		17,514

	261,003	(58,100)		202,903

Income (loss) from operations	(30,851)	58,100		27,249

Interest expense, net	(8,146)	—		(8,146)
Other expense, net including translation and exchange	757	—		757

Income (loss) from continuing operations before provision for income taxes and minority interest	(38,240)	58,100		19,860
Provision for income taxes	6,633	(972	)(c)	5,661

Minority interest	—	—		—

Income (loss) from continuing operations	(44,873)	59,072		14,199

Loss from discontinued operations, net	(197)	—		(197)

Net Income (loss)	$(45,070)	$59,072		$14,002

Basic and diluted earnings per common share
Income (loss) from continuing operations	$(0.49)			$0.15
Discontinued operations, net	—			—

Net income (loss)	$(0.49)			$0.15

Shares used in per share computation	92,818			94,695 (d)

(a) Consists of stock-based compensation expense totalling $5.0 million. After income taxes, the effect on non-GAAP adjusted net income is $3.6 million or $.04 per share.
(b) Charges relate to our restructuring program which includes the write-down of manufacturing plants which will be sold and a portion of the employee severance costs associated with our restructuring plan. The $53.1 million for the three months ended June 30, 2006 includes approximately $5 million for employee severance benefits associated with the restructuring program.
(c) Tax effect for non-GAAP adjustments, including tax benefits from U.S. net operating losses not recognized for GAAP purposes.
(d) Shares used in adjusted diluted earnings per share (“EPS”) includes the effect of diluted shares which are anti-dilutive to GAAP EPS.
To supplement the consolidated financial results prepared in accordance with Generally Accepted Accounting Principles (GAAP), the company uses non-GAAP financial measures that exclude certain items, such as in-process research and development expenses, special charges and credits, stock compensation expense and results of discontinued businesses. Management does not consider the excluded items part of day-to-day business or reflective of the core operational activities of the company as they result from transactions outside the ordinary course of business. Management uses non-GAAP financial measures internally for strategic decision making, forecasting future results and evaluating current performance. Guidance is provided only on a non-GAAP basis due to the inherent difficulty in forecasting such items.
By disclosing non-GAAP financial measures, management intends to provide investors with a more meaningful, consistent comparison of the company’s core operating results and trends for the periods presented. Non-GAAP financial measures are not prepared in accordance with GAAP; therefore, the information is not necessarily comparable to other companies and should be considered as a supplement to, not a substitute for, or superior to, the corresponding measures calculated in accordance with GAAP.

Valeant Pharmaceuticals International	Table 2.1
Consolidated Condensed Statements of Operations and Reconciliation of Non-GAAP Adjustments

	Three Months Ended
	June 30, 2005
		Non-GAAP
	GAAP	Adjustments		Adjusted
(In thousands, except per share data)
Product sales	$180,828	$—		$180,828
Ribavirin royalties	24,206	—		24,206

Total revenues	205,034	—		205,034

Cost of goods sold	52,940	—		52,940
Selling expenses	61,454	—		61,454
General and administrative expenses	25,985	—		25,985
Research and development costs	27,559	—		27,559
Acquired in-process research and development	—	—		—
Restructuring charges	(1,324)	1,324	(a)	—
Amortization expense	17,211	(1,532	)(b)	15,679

	183,825	(208)		183,617

Income from operations	21,209	208		21,417

Interest expense, net	(6,944)	—		(6,944)
Other expense, net including translation and exchange	(2,631)	—		(2,631)

Income from continuing operations before provision for income taxes and minority interest	11,634	208		11,842

Provision for income taxes	10,059	(5,914	)(c)	4,145
Minority interest	134	—		134

Income from continuing operations	1,441	6,122		7,563

Loss from discontinued operations, net	(1,988)	—		(1,988)

Net income (loss)	$(547)	$6,122		$5,575

Basic earnings per common share
Income from continuing operations	$0.02			$0.08
Discontinued operations, net	(0.03)			(0.02)

Net Income (loss)	$(0.01)			$0.06

Shares used in per share computation	92,568			92,568

Diluted earnings per common share
Income from continuing operations	$0.02			$0.08
Discontinued operations, net	(0.03)			(0.02)

Net Income (loss)	$(0.01)			$0.06

Shares used in per share computation	95,591			95,591 (d)

(a) Net gain on sale of two manufacturing sites.
(b) Impairment charges on products sold in Spain and North America.
(c) The tax adjustment of $5.9 million includes $6.8 million attributable to U.S. NOLs not recognized for GAAP purposes partially offset by the reversal of foreign tax valuation allowances and the net tax benefit of the non-GAAP adjustments.
(d) Shares used in adjusted diluted EPS include the effect of diluted shares which are anti-dilutive to GAAP EPS.
See non-GAAP financial measure disclosure on Table 2.

Valeant Pharmaceuticals International	Table 3
Consolidated Condensed Statements of Operations and Reconciliation of Non-GAAP Adjustments

	Six Months Ended
	June 30, 2006
		Non-GAAP
	GAAP	Adjustments		Adjusted
(In thousands, except per share data)
Product sales	$389,274	$—		$389,274
Ribavirin royalties	39,726	—		39,726

Total revenues	429,000	—		429,000

Cost of goods sold	124,324	(765	)(a)	123,559
Selling expenses	130,538	(1,705	)(a)	128,833
General and administrative expenses	60,093	(6,691	)(a	53,402
Research and development costs	56,377	(1,538	)(a)	54,839
Acquired in-process research and development	—	—		—
Gain on litigation settlement (b)	(34,000	34,000	)(b)	—
Restructuring charges	79,548	(79,548	)(c)	—
Amortization expense	35,037	—		35,037

	451,917	(56,247)		395,670

Income (loss) from operations	(22,917)	56,247		33,330

Interest expense, net	(15,926)	—		(15,926)
Other expense, net including translation and exchange	1,694	—		1,694

Income (loss) from continuing operations before provision for income taxes and minority interest	(37,149)	56,247		19,098

Provision for income taxes	13,875	(8,420	)(d)	5,455
Minority interest	1	—		1

Income (loss) from continuing operations	(51,025)	64,667		13,642

Loss from discontinued operations, net	(409)	—		(409)

Net income (loss)	$(51,434)	$64,667		$13,233

Basic and diluted earnings per common share
Income (loss) from continuing operations	$(0.55)			$0.14
Discontinued operations, net	—			—

Net income (loss)	$(0.55)			$0.14

Shares used in per share computation	92,794			94,667 (e)

(a) Consists of stock based compensation expense totalling $10.7 million. After income taxes, the effect on non-GAAP adjusted net income is $7.6 million or $.08 per share.
(b) Gain results from settlement of a long-standing dispute with Republic of Serbia over joint venture. In March 2006 Valeant collected $28 million of this amount; an additional $6 million will be paid in 2007.
(c) Charges relate to our restructuring program which includes the write-down of manufacturing plants which will be sold, the write off of certain information system costs and a portion of the employee severance costs associated with our restructuring plan. The $79.5 million for the six months ended June 30, 2006 includes approximately $12 million for employee severance benefits associated with the restructuring program.
(d) Tax effect for non-GAAP adjustments, including tax benefits from U.S. net operating losses not recognized for GAAP purposes.
(e) Shares used in adjusted diluted EPS includes the effect of diluted shares which are anti-dilutive to GAAP EPS.
See non-GAAP financial measure disclosure on Table 2.

Valeant Pharmaceuticals International	Table 3.1
Consolidated Condensed Statements of Operations and Reconciliation of Non-GAAP Adjustments

	Six Months Ended
	June 30, 2005
		Non-GAAP
	GAAP	Adjustments		Adjusted
(In thousands, except per share data)
Product sales	$342,631	$—		$342,631
Ribavirin royalties	43,541	—		43,541

Total revenues	386,172	—		386,172

Cost of goods sold	101,661	—		101,661
Selling expenses	114,269	—		114,269
General and administrative expenses	50,562	—		50,562
Research and development costs	53,283	—		53,283
Acquired in-process research and development	126,399	(126,399	)(a)	—
Restructuring charges	371	(371	)(b)	—
Amortization expense	31,179	(1,532	)(c)	29,647

	477,724	(128,302)		349,422

Income (loss) from operations	(91,552)	128,302		36,750

Interest expense, net	(13,610)	—		(13,610)
Other expense, net including translation and exchange	(4,422)	—		(4,422)

Income (loss) from continuing operations before provision for income taxes and minority interest	(109,584)	128,302		18,718

Provision for income taxes	26,426	(19,875	)(d)	6,551
Minority interest	305	—		305

Income (loss) from continuing operations	(136,315)	148,177		11,862

Loss from discontinued operations, net	(3,491)	—		(3,491)

Net income (loss)	$(139,806)	$148,177		$8,371

Basic and diluted earnings per common share
Income (loss) from continuing operations	$(1.50)			$0.13
Discontinued operations, net	(0.04)			(0.04)

Net income (loss)	$(1.54)			$0.09

Shares used in per share computation	90,712			94,213 (e)

(a) In-process research and development charge related to the acquisition of Xcel.
(b) Impairment charge on our manufacturing site in China and net gain on sale of two manufacturing sites.
(c) Impairment charges on products sold in Spain and North America.
(d) The IPR&D charge and the restructuring charge are not deductible for income tax purposes. The tax adjustment of $19.9 million includes $21.7 million relating to our estimate of expenses associated with various tax issues raised by the Internal Revenue Service partially and $10.2 million attributable to U.S. NOLs not recognized for GAAP purposes partially offset by the reversal of foreign tax valuation allowances.
(e) Shares used in adjusted diluted EPS includes the effect of diluted shares which are anti-dilutive to GAAP EPS.
See non-GAAP financial measure disclosure on Table 2.

Valeant Pharmaceuticals International	Table 4
GAAP reconciliation of basic and diluted earnings per share
For the Three and Six Months Ended June 30, 2006 and 2005

	Three Months Ended		Six Months Ended
	June 30,		June 30,
(In thousands, except per share data)	2006	2005	2006	2005

Income (loss) from continuing operations	$(44,873)	$1,441	$(51,025)	$(136,315)

Non-GAAP adjustments:
Acquired IPR&D	—	—	—	126,399
Stock based compensation expense	5,018	—	10,699	—
Product impairment	—	1,532	—	1,532
Gain on litigation settlement	—	—	(34,000)	—
Restructuring charges	53,082	(1,324)	79,548	371
Tax effect on the above charges and tax settlements	972	5,914	8,420	19,875

Adjusted income from continuing operations before the above charges	$14,199	$7,563	$13,642	$11,862

Adjusted basic and diluted EPS from continuing operations	$0.15	$0.08	$0.14	$0.13

Shares used in basic per share calculation	92,818	92,568	92,794	90,712

Shares used in diluted per share calculation	94,695	95,591	94,667	94,213

Reconciliation of consolidated operating income to
non-GAAP adjusted earnings before interest, taxes,
depreciation and amortization (“EBITDA”)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
	2006	2005	% Change	2006	2005	% Change
Consolidated operating income (loss) (GAAP)	$(30,851)	$21,209	—	$(22,917)	$(91,552)	—
Depreciation and amortization	23,588	24,460	-4%	47,070	45,498	3%

EBITDA (non-GAAP) (a)	(7,263)	45,669	—	24,153	(46,054)	—
Stock based compensation expense (b)	5,018	—	—	10,699	—	—
Other Non-GAAP adjustments (b)	53,082	(1,324)	—	45,548	126,770	-64%

Adjusted EBITDA (non-GAAP) (a)	$50,837	$44,345	15%	$80,400	$80,716	0%

(a) We believe that EBITDA is a meaningful non-GAAP financial measure as an earnings-derived indicator of the cash flow generation ability of the company. We calculate EBITDA by adding depreciation and amortization back to consolidated operating income. Adjusted EBITDA excludes the additional costs set forth in note (b) below. Adjusted EBITDA, as defined and presented by us, may not be comparable to similar measures reported by other companies.
(b) See Tables 2 and 3 for explanation of non-GAAP adjustments.
See non-GAAP financial measure disclosure on Table 2.

Valeant Pharmaceuticals International	Table 5
Supplemental Sales Information
For the Three and Six Months Ended June 30, 2006 and 2005
(In thousands)

	Three Months Ended		%	Six Months Ended		%
	June 30,		Increase/	June 30,		Increase/
	2006	2005	(Decrease)	2006	2005	(Decrease)
Dermatology
Efudix/Efudex(P)	$14,978	$12,231	22%	$30,560	$31,507	(3%)
Kinerase(P)	9,024	5,821	55%	15,884	10,256	55%
Oxsoralen-Ultra(P)	3,593	4,126	(13%)	7,101	7,094	0%
Dermatix(P)	2,977	2,566	16%	4,811	4,462	8%
Eldoquin (P)	1,571	1,116	41%	2,753	2,521	9%
Other Dermatology	10,612	7,783	36%	17,826	14,511	23%

Infectious Disease
Infergen(P) (a)	11,309	—	—	25,014	—	—
Virazole(P)	3,541	4,039	(12%)	8,698	8,234	6%
Other Infectious Disease	4,890	4,245	15%	9,622	10,098	(5%)

Neurology
Diastat(P) (b)	11,709	14,291	(18%)	23,731	19,468	—
Mestinon(P)	12,326	10,434	18%	22,143	20,294	9%
Librax(P)	5,004	1,670	200%	7,924	5,751	38%
Cesamet(P)	4,042	1,919	111%	7,345	3,974	85%
Migranal(P) (b)	2,701	4,130	(35%)	5,816	4,904	19%
Dalmane/Dalmadorm(P)	2,544	3,329	(24%)	5,010	5,971	(16%)
TASMAR(P)	1,666	1,533	9%	2,851	2,472	15%
Limbitrol(P)	1,318	1,623	(19%)	2,828	2,917	(3%)
Other Neurology	15,575	15,525	0%	30,165	26,092	16%

Other Therapeutic Classes
Bedoyecta(P)	12,512	10,976	14%	23,092	20,220	14%
Solcoseryl(P)	4,597	3,911	18%	7,974	8,105	(2%)
Bisocard(P)	3,912	3,363	16%	7,477	6,018	24%
Nyal(P)	4,803	5,366	(10%)	6,557	7,840	(16%)
Calcitonin(P)	2,228	2,733	(18%)	4,078	5,318	(23%)
Espaven(P)	2,983	1,509	98%	4,285	3,071	40%
Aclotin(P)	1,219	1,370	(11%)	2,591	2,890	(10%)
Other Pharmaceutical Products	56,883	55,219	3%	103,138	108,643	(5%)

Total Product Sales	$208,517	$180,828	15%	$389,274	$342,631	14%

Total Promoted Product Sales(P)	$120,557	$98,056	23%	$228,523	$183,287	25%

(a) Infergen was acquired from InterMune on December 30, 2005.
(b) Diastat and Migranal were acquired with the Xcel transaction on March 1, 2005.
(P) Promoted products represent promoted products with estimated annualized sales greater than $5 million.

Valeant Pharmaceuticals International	Table 6
Consolidated Condensed Statement of Revenue and Operating Income — Regional
For the Three and Six Months Ended June 30, 2006 and 2005
(In thousands)

	Three Months Ended			Six Months Ended
	June 30,			June 30,
Revenues	2006	2005	% Change	2006	2005	% Change

North America	$72,065	$60,398	19%	$147,277	$109,341	35%
International	64,471	54,430	18%	109,661	96,346	14%
EMEA	71,981	66,000	9%	132,336	136,944	-3%

Total specialty pharmaceuticals	208,517	180,828	15%	389,274	342,631	14%
Ribavirin royalty revenues	21,635	24,206	-11%	39,726	43,541	-9%

Consolidated revenues	$230,152	$205,034	12%	$429,000	$386,172	11%

Cost of goods sold	$65,744	$52,940	24%	$124,324	$101,661	22%

Gross profit margin on pharmaceutical sales	68%	71%		68%	70%

	Three Months Ended			Six Months Ended
	June 30,			June 30,
Operating Income (Loss) (a)	2006	2005	% Change	2006	2005	% Change

North America	$13,850	$16,552	-16%	$36,342	$33,246	9%
International	22,934	15,431	49%	32,106	25,761	25%
EMEA	12,393	8,867	40%	16,609	20,879	-20%

	49,177	40,850	20%	85,057	79,886	6%
Corporate expenses	$(16,262)	$(14,344)	13%	$(39,452)	$(28,711)	37%

Total specialty pharmaceuticals	32,915	26,506	24%	45,605	51,175	-11%
Restructuring charges	(53,082)	1,324	—	(79,548)	(371)	—
Gain on litigation settlement	—	—		34,000	—
R&D	(10,684)	(6,621)	61%	(22,974)	(15,957)	44%
Acquired IPR&D	—	—	—	—	(126,399)	—

Total consolidated operating income (loss)	$(30,851)	$21,209		$(22,917)	$(91,552)

	Three Months Ended				Six Months Ended
Gross Profit	June 30, 2006%		June 30, 2005%		June 30, 2006%		June 30, 2005%

North America	$57,441	80%	$47,069	78%	$120,005	81%	$87,565	80%
International	43,935	68%	38,001	70%	72,374	66%	66,932	69%
EMEA	41,397	58%	42,818	65%	72,571	55%	86,473	63%

Total specialty pharmaceuticals	$142,773	68%	$127,888	71%	$264,950	68%	$240,970	70%

(a) Includes $5.7 million and $10.7 million of stock-based compensation expense in the three and six months ended June 30, 2006, respectively, and $0.5 million and $1.1 million in the three and six months ended June 30, 2005, respectively.

Valeant Pharmaceuticals International	Table 7
Consolidated Balance Sheet and Other Data
(In thousands)

	June 30,	December 31,
Balance Sheet Data	2006	2005

Cash and cash equivalents	$244,607	$224,856
Marketable securities	8,208	10,210

Total cash and marketable securities	$252,815	$235,066

Accounts receivable, net	$201,567	$187,987
Inventory, net	144,505	136,034
Long-term debt	779,483	788,439
Total equity	395,915	439,251
Other Data

	Six Months Ended
	June 30,	June 30,
	2006	2005
Cash flow provided by (used in) continuing operations
Operating activities	$51,129	$22,405
Investing activities	(16,970)	(83,998)
Financing activities	(17,909)	174,125
Effect of exchange rate changes on cash and cash equivalents	3,501	(8,967)

Net increase in cash and cash equivalents	19,751	103,565
Net increase (decrease) in marketable securities	(2,002)	(207,825)

Net increase (decrease) in cash and marketable securities	$17,749	$(104,260)

Valeant Pharmaceuticals International	Table 8
Supplemental Non-GAAP Information on Currency Effect
(In thousands)

	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2006	2005	2006	2005
Consolidated
Product sales	$208,517	$180,828	$389,274	$342,631
Currency effect	(610)		940
Product sales, excluding currency impact	$207,907		$390,214

Operating income (loss)	$(30,851)	$21,209	$(22,917)	$(91,552)
Currency effect	31		(950)
Operating income, excluding currency impact	$(30,820)		$(23,867)

Geographic Product Sales
North America pharmaceuticals	$72,065	$60,398	$147,277	$109,341
Currency effect	(918)		(1,407)
North America pharmaceuticals, excluding currency impact	$71,147		$145,870

International pharmaceuticals	$64,471	$54,430	$109,661	$96,346
Currency effect	891		(838)
Latin America pharmaceuticals, excluding currency impact	$65,362		$108,823

EMEA pharmaceuticals	$71,981	$66,000	$132,336	$136,944
Currency effect	(583)		3,185
Europe pharmaceuticals, excluding currency impact	$71,398		$135,521
Note: Currency effect is determined by comparing adjusted 2006 reported amounts, calculated using 2005 monthly average exchange rates, to the actual 2005 reported amounts. Constant currency sales is not a GAAP defined measure of revenue growth. Constant currency sales as defined and presented by us may not be comparable to similar measures reported by other companies.